                                                                     Exhibit 2.3

                               EXCHANGE AGREEMENT

                                  by and among

       THE RICHARD E. JACOBS REVOCABLE LIVING TRUST, dated April 23, 1987,

                              JEFFREY P. JACOBS and

                                  GAMECO, INC.


                                February 22, 2002

                         Exchange Agreement Page 1 of 19

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                               EXCHANGE AGREEMENT

     THIS EXCHANGE AGREEMENT ("Agreement") dated as of this 22/nd/ day of February, 2002, is entered into by and among THE RICHARD E. JACOBS REVOCABLE LIVING TRUST, dated April 23, 1987 ("REJ"), JEFFREY P. JACOBS, an individual resident of the State of Florida ("JPJ"), and GAMECO, INC., a Delaware corporation ("Gameco").

                                    RECITALS:

     A. REJ is the record and beneficial owner of fifty percent (50%) of the membership interests (the "REJ Ownership Interests") of Diversified Opportunities Group Ltd., an Ohio limited liability company ("DOGL");

     B. REJ is the record and beneficial owner of fifty percent (50%) of the issued and outstanding shares (the "REJ Shares") of JALOU II INC., a Louisiana corporation ("JALOU II");

     C. REJ is the record and beneficial owner of one percent (1%) of the membership interests in CD Entertainment, Ltd., an Ohio limited liability company (the "CD Interests");

     D. REJ is the record and beneficial owner of one percent (1%) of the membership interests in BH Entertainment, Ltd., an Ohio limited liability company (the "BH Interests")

     E. Jacobs Entertainment Ltd., an Ohio limited liability company ("Entertainment"), wholly owned by JPJ or entities wholly controlled by him, is the record and beneficial owner of fifty percent (50%) of the membership interests of DOGL (the "Entertainment Ownership Interests") (the Entertainment Ownership Interests together with the REJ Ownership Interests represent all of the membership interests of DOGL);

     F. JPJ is the record and beneficial owner of fifty percent (50%) of the issued and outstanding shares (the "JPJ Shares") of JALOU II;

     G. JPJ is the record and beneficial owner of one hundred percent (100%) of Jacobs Entertainment, Inc., an Ohio corporation;

     H. REJ desires to transfer to Gameco, and Gameco agrees to accept and acquire from REJ: (i) all of the REJ Ownership Interests; (ii) the REJ Shares;
(iii) the CD Interests; and (iv) the BH Interests, all in partial satisfaction of the subscription agreement entered into by REJ under which Gameco issued to REJ seven hundred fifty (750) shares of its common stock (the "REJ Gameco Shares");

     I. JPJ desires to transfer to Gameco, and Gameco agrees to accept and acquire from JPJ: (i) all of the membership interests of Entertainment (the "Entertainment Membership Interests"); and (ii) the JPJ Shares, and to cause the merger of Jacobs Entertainment, Inc. with Gameco, all in partial satisfaction of the subscription agreement entered into by JPJ under which Gameco issued to JPJ seven hundred fifty (750) shares of its common stock (the "JPJ Gameco Shares");


                        Exchange Agreement Page 2 of 19

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     J.  REJ and JPJ desire to amend the DOGL operating agreement as provided in this Agreement; and

     K. This Agreement is executed by REJ and JPJ, in part, to fulfill their obligations under the subscription agreements entered into by REJ and JPJ as part of the formation of Gameco.

     NOW, THEREFORE, in consideration of the mutual promises and representations, warranties, covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, REJ, JPJ and Gameco agree as follows:

                                    ARTICLE I

                   EXCHANGE OF OWNERSHIP INTERESTS AND SHARES

     1.1 Exchange of REJ Ownership Interests and REJ Shares. At the Closing (as
         --------------------------------------------------
hereinafter defined), REJ shall assign, transfer, convey and deliver to Gameco, and Gameco shall acquire and accept from REJ: (i) the REJ Ownership Interests;
(ii) the REJ Shares; (iii) the CD Interests; and (iv) the BH Interests, each free and clear of all liens, pledges, charges, claims, rights of third parties and other encumbrances of any nature (collectively, the "Liens").

     1.2 Exchange of Entertainment Membership Interests and JPJ Shares. At the
         -------------------------------------------------------------
Closing, JPJ shall assign, transfer, convey and deliver to Gameco, or caused to be assigned, transferred, conveyed and delivered to Gameco, and Gameco shall acquire and accept from JPJ, or entities controlled by him: (i) the Entertainment Membership Interests; and (ii) the JPJ Shares, each free and clear of all Liens.

     1.3 Amount and Form of Consideration. The consideration for the transfer of
         --------------------------------
the REJ Ownership Interests, the REJ Shares, the CD Interests, the BH Interests, the Entertainment Membership Interests and the JPJ Shares to, and the merger of Jacobs Entertainment, Inc. with, Gameco by REJ and JPJ, respectively, shall consist of the following:

         1.3.1 the issuance by Gameco of the REJ Gameco Shares to REJ; and

         1.3.2 the issuance by Gameco of the JPJ Gameco Shares to JPJ. The parties acknowledge and agree that one (1) of the JPJ Gameco Shares shall represent the consideration paid by Gameco to JPJ for its merger with Jacobs Entertainment, Inc.

     1.4 Closing Delivery of Documents and Other Actions.
         -----------------------------------------------

         1.4.1 Deliveries by REJ to Gameco. At the Closing, REJ shall deliver or
               ---------------------------
cause to be delivered to Gameco: (i) a validly executed assignment transferring the REJ Ownership Interests, the CD Interests and the BH Interests; and (ii) a validly executed irrevocable stock power transferring the REJ Shares.

         1.4.2 Deliveries by JPJ to Gameco. At the Closing, JPJ shall deliver or
               ---------------------------
cause to be delivered to Gameco: (i) a validly executed irrevocable stock power transferring the JPJ

                         Exchange Agreement Page 3 of 19

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Shares; (ii) a validly executed assignment transferring the Entertainment
Membership Interests; and (iii) the merger agreement between Jacobs Entertainment, Inc. and Gameco, attached hereto as Exhibit A and incorporated by reference herein.

     1.5 Closing. The term "Closing" shall mean that date and time Gameco shall
         -------
receive the proceeds, following their release from any escrow(s), of those certain Senior Secured Notes, due 2009, and more completely described in the Offering Memorandum dated January 15, 2002 (the "Notes"). In the event that the Notes are not issued for any reason, this Agreement shall become null and void and of no further force and effect.

                                    ARTICLE 2

                    REPRESENTATIONS AND WARRANTIES OF GAMECO

     2.1 Representations and Warranties of Gameco. As an inducement to each of
         ----------------------------------------
REJ and JPJ to enter into this Agreement and to consummate the transactions contemplated hereby, Gameco hereby represents and warrants to each of REJ and JPJ as follows:

         2.1.1  Organization and Existence. Gameco is a corporation duly
                --------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, lease and operate its properties and to carry on its business as now conducted and as presently proposed to be conducted.

         2.1.2. Authorization and Execution. Gameco has full corporate power and
                ---------------------------
authority to execute and deliver this Agreement and each other agreement, document, instrument or certificate contemplated by this Agreement to which Gameco is a party (all such other agreements, documents, instruments and certificates being hereinafter referred to, collectively, as the "Gameco Documents"), and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance by Gameco of this Agreement and each of the Gameco Documents have been duly authorized by all necessary corporate action on the part of Gameco. This Agreement and each of the Gameco Documents have been duly executed and delivered by Gameco and this Agreement and each of the Gameco Documents constitute legal, valid and binding obligations of Gameco, enforceable against Gameco in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws and other laws of general application affecting the enforcement of creditors' rights.

         2.1.3  Common Stock of Gameco. Upon issuance and delivery of
                ----------------------
certificates representing the REJ Gameco Shares and the JPJ Gameco Shares to REJ and JPJ, respectively, the REJ Gameco Shares and the JPJ Gameco Shares will be duly authorized, validly issued, fully paid and nonassessable by Gameco. The REJ Gameco Shares and the JPJ Gameco shares have been issued in compliance with all applicable federal and state securities laws. Upon consummation of the transactions contemplated by this Agreement and except for the REJ Gameco Shares and the JPJ Gameco Shares, there are no other shares of capital stock of Gameco outstanding (excluding only those shares previously issued to REJ and JPJ in equal proportion, if any) and there are no securities convertible into, or rights to subscribe for or to purchase, or any options or warrants for the purchase of, or any agreement or arrangement providing for the

                         Exchange Agreement Page 4 of 19

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issuance, purchase or transfer (contingent or otherwise) of, or any actions relating to, any capital stock of Gameco.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF REJ AND JPJ

     3.1  Representations and Warranties of REJ and JPJ. As an inducement to
          ---------------------------------------------
Gameco to enter into this Agreement and to consummate the transactions contemplated hereby, REJ and JPJ, severally and not jointly, hereby represent and warrant as follows:

          3.1.1  Authorization and Execution. Each of REJ and JPJ has full
                 ---------------------------
power, authority and capacity to execute and deliver this Agreement and each other agreement, document, instrument or certificate, or cause the same to be delivered, each as contemplated by this Agreement to which it is a party (all of such agreements, documents, instruments and certificates being hereinafter referred to, collectively, as the "Investor Documents"), and to perform its obligations hereunder and thereunder. This Agreement and each Investor Document have been duly executed and delivered by each of REJ and JPJ, or their wholly-owned affiliates, and this Agreement and each Investor Document constitutes the legal, valid and binding obligations of each of REJ and JPJ, or their wholly-owned affiliates, enforceable against each in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization or moratorium laws and other laws of general application affecting the enforcement of creditors' rights.

                                    ARTICLE 4

                                    COVENANTS

     4.1  Covenants of All Parties.
          ------------------------

          4.1.1  Further Assurances. Each party hereto, at the request of any
                 ------------------
other party hereto, at or after the Closing, shall, without further consideration, promptly execute and deliver, or cause to be executed and delivered, to such requesting party such deeds, assignments, bills of sale, consents and other instruments in addition to those required by this Agreement, in form and substance reasonably satisfactory to the requesting party, and take all such other actions, as the requesting party may reasonably deem necessary or desirable to implement any provision of this Agreement.

     4.2  Covenants of Gameco.
          -------------------

          4.2.1  Access, Etc. Gameco, at the request of REJ or JPJ, at or after
                 -----------
the Closing, shall, without further consideration, permit REJ or JPJ and their respective authorized representatives to have reasonable access to the books and records DOGL or any of its subsidiaries or affiliates in connection with any legal proceeding against or governmental investigation of REJ or JPJ or in connection with any tax preparation or examination of REJ or JPJ.

                        Exchange Agreement Page 5 of 19

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                                    ARTICLE 5

                                  MISCELLANEOUS

         5.1 Notices. All notices and other communications under this Agreement
             -------
shall be in writing and shall be deemed to have been given (i) three business
(3) days after mailing if sent by registered mail, postage prepaid, return receipt requested, (ii) on receipt if delivered personally, (iii) the business day after delivery to an overnight national express courier service, or (iv) immediately if given by confirmed facsimile during normal business hours on a business day. The addresses and fax numbers of the parties for purposes of this Agreement are:

If to :                                         with a copy to:

Gameco, Inc.                                    Baker & Hostetler LLP
240 Main Street 1900 East Ninth Street          3200 National City Center
Black Hawk, Colorado  80422                     Cleveland, Ohio 44114
Fax: 303-582-0239                               Fax.: 216-696-0740
Attn.:  Chief Financial Officer                 Attn.: Robert Weible

If to The Richard E. Jacobs Revocable Trust:    with a copy to:

The Richard E. Jacobs Group                     Baker & Hostetler LLP
 25425 Center Ridge Road                        3200 National City Center
Westlake, Ohio 44145                            1900 East Ninth Street
Fax: 440-808-6908                               Cleveland, Ohio 44114
Attn.: ___________________________              Fax.: 216-696-0740
                                                Attn: Gary L. Bryenton, Esq.

If to Jeffrey P. Jacobs:                        with a copy to:

Jacobs Investments Management Co., Inc.         Hahn Loeser & Parks LLP
1001 N. US Highway One #710                     3300 BP Tower
Jupiter, Florida 33477                          200 Public Square
Fax: 561-575-1526                               Cleveland, Ohio 44114
Attn: Jeffrey P. Jacobs                         Fax: 216-274-2414
                                                Attn.: Stephen P. Owendoff, Esq.


         5.2. Binding Effect. This Agreement shall be binding upon and inure to
              --------------
the benefit of the parties and their respective successors, assigns, heirs, trustees, successor trustees and personal representatives.

         5.3 Third Party Beneficiaries. Nothing in this Agreement is intended or
             -------------------------
shall be construed to confer on any person other than the parties any rights or benefits hereunder.

         5.4 Survival of Representations and Warranties. The representations and
             ------------------------------------------
warranties

                         Exchange Agreement Page 6 of 19

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of the parties contained in this Agreement shall survive the execution and delivery hereof and the consummation of the transactions contemplated hereby for an indefinite period.

         5.5  Headings; Number and Gender. The headings in this Agreement are
              ---------------------------
intended solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement. Where the context requires, the use of the singular form herein shall include the plural, the use of the plural shall include the singular, and the use of any gender shall include any and all genders.

         5.6  Counterparts; Effectiveness. This Agreement may be executed in
              ---------------------------
multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

         5.7  Governing Law; Consent to Jurisdiction. This Agreement shall be
              --------------------------------------
governed by and construed in accordance with the laws of the State of Ohio applicable to agreements made in and to be wholly performed in such state. Any action or proceeding, however characterized, relating to or arising out of this Agreement, or in connection with the subject matter hereof shall be maintained in the state or federal courts located in the County of Cuyahoga and State of Ohio, and the parties hereto, each for itself, its successors, assigns, heirs, trustees, successor trustees and personal representatives hereby irrevocably submits to the jurisdiction of the courts of the State of Ohio and the Courts of the United States of America sitting in the County of Cuyahoga, the State of Ohio for the purposes of any such action or proceeding and irrevocable agrees to be bound by any judgment rendered thereby in connection with this Agreement.

         5.8  Waivers. Compliance with the provisions of this Agreement may be
              -------
waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance. No course of dealing, nor any failure or delay in exercising any right, shall be construed as a waiver, and no single or partial exercise of a right shall preclude any other or further exercise of that or any other right.

         5.9  Expense. Each party shall bear all of its own fees and expenses
              -------
(including, without limitation, fees and disbursements of counsel, accountants and other experts) incurred by them in connection with the preparation, negotiation, execution, delivery, performance and enforcement of this Agreement and each of the other documents and instruments executed in connection with or contemplated by this Agreement.

         5.10 Severability. The invalidity or unenforceability of any provision
              ------------
of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, each of which shall remain in full force and effect.

         5.11 Amendment. No amendment of this Agreement shall be binding unless
              ---------
made in a written instrument that specifically refers to this Agreement and is signed by all of the parties hereto.

                        Exchange Agreement Page 7 of 19

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         5.12  Entire Agreement. This Agreement (together with the Exhibits
               ----------------
hereto) is the exclusive statement of the agreement among the parties hereto concerning the subject matter hereof. All negotiations, disclosures, discussions and investigations relating to the subject matter of this Agreement are merged into the Agreement and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, relating to the subject matter of the Agreement, other than those included herein.

                           [signature page to follow]

                        Exchange Agreement Page 8 of 19

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          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

THE RICHARD E. JACOBS
REVOCABLE LIVING TRUST, dated
April 23, 1987

        /s/ Richard E. Jacobs                   /s/ Jeffrey P. Jacobs
By: ________________________________       _____________________________________
       Richard E. Jacobs, Trustee          JEFFREY P. JACOBS, an individual



GAMECO, INC., a Delaware corporation

          /s/ Jeffrey P. Jacobs
By: _________________________________
       Jeffrey P. Jacobs, President


                        Exchange Agreement Page 9 of 19

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                                    EXHIBIT A
                               (Merger Agreement)
                          AGREEMENT AND PLAN OF MERGER

          THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is made and
                                                  ---------
entered into this __ day of February, 2002, by and between GAMECO, INC., a Delaware corporation ("GAMECO"), and JACOBS ENTERTAINMENT, INC., an Ohio.
                       ------
corporation ("JEI").
              ---

                                   ARTICLE 1

                                    RECITALS

     A. JEI desires to be merged into GAMECO and upon such merger to be extinguished and to have its existence as a separate entity terminated; and

     B. GAMECO desires to merge with JEI and to be the surviving entity following such merger.

     NOW, THEREFORE, in consideration of the mutual covenants, promises and representations contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. RECITALS: The foregoing recitals are incorporated herein as if fully rewritten herein.


     2.   MERGER:

          a. On the Effective Date (as hereinafter defined), pursuant to the terms and conditions contained in this Agreement: (i) JEI will be merged into GAMECO; (ii) the separate existence of JEI shall cease; (iii) GAMECO shall continue in existence; and (iv) such merger shall in all respects have the effect provided for in Sections 251, et seq. of the Delaware General Corporation Law, including, but not limited to, Section 252 of the same, as well as Sections 1701.01, et seq. of the Ohio Revised Code, including, but not limited to, Section 1701.79.

          b. Prior to, from and after the Effective Date, JEI and GAMECO shall take all actions as shall be necessary or appropriate in order to effectuate the merger. If at any time after the Effective Date GAMECO shall determine or be advised that any further assignments, documents, agreements, instruments, conveyances or assurances are necessary or desirable to effect the merger contemplated herein, the duly authorized officers or directors of GAMECO shall be and are hereby authorized on behalf of JEI to execute and deliver any such assignments, documents, agreements, instruments, conveyances or

                        Exchange Agreement Page 10 of 19

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               assurances in the name, place and stead of JEI to be wholly binding upon JEI and to do all things and take any actions necessary and proper to carry out the terms and conditions hereof.

     2.   TERMS OF MERGER:  On the Effective Date:

          a. Each share of JEI common stock issued and outstanding immediately prior to the merger shall be converted into and become one (1) share of GAMECO; and each share of JEI common stock unissued or held in the treasury of JEI shall be deemed cancelled, and no shares of GAMECO shall be issued for such unissued or treasury stock.

          b. JEI represents and warrants that: (i) there shall exist one shareholder of JEI common stock, to-wit; Jeffrey P. Jacobs; (ii) there shall be no other shares of JEI stock issued, authorized or outstanding other than common stock; and (iii) there shall exist no options, warrants or conversion rights attached to or regarding any JEI common stock.

          c. JEI shall cause Jeffrey P. Jacobs to deliver certificates representing the outstanding common stock of JEI to GAMECO duly marked as "cancelled". Until delivery of the foregoing certificates, each such certificate issued prior to the Effective Date representing common shares of JEI shall be deemed and treated for all purposes, on and after the effective date, as representing one (1) share of GAMECO common stock.

          d. Immediately upon delivery of the certificates representing JEI common stock, GAMECO shall deliver to Jeffrey P. Jacobs a certificate for 1 share of common stock in GAMECO to be duly issued and delivered to Jeffrey P. Jacobs or his designee.

     3. CERTIFICATE OF INCORPORATION AND BY-LAWS: From and after the Effective Date and until thereafter amended or modified by law, the Certificate of Incorporation and By-laws of GAMECO, as in effect immediately preceding the Effective Date, shall be and remain the Certificate of Incorporation and By-Laws of the surviving corporation: GAMECO.

     4. DIRECTORS AND OFFICERS: The persons who are the duly elected and appointed directors and officers of GAMECO immediately preceding the merger shall continue as the directors and officers of GAMECO following the merger and shall hold their respective offices as provided in the Certificate of Incorporation and By-laws of GAMECO.

     5.   STOCKHOLDER APPROVAL, EFFECTIVE DATE:

          a. By their signatures below, the undersigned, being all of the shareholders and directors of GAMECO and JEI, respectively, do herewith approve and adopt

                        Exchange Agreement Page 11 of 19

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               this Agreement for and on behalf of themselves, individually, and on behalf of their respective corporations.

          b. The undersigned shareholders and directors do herewith authorize Jeffrey P. Jacobs, as a director and president of both GAMECO and JEI, to execute this Agreement on behalf of each of GAMECO and JEI, individually, and to further execute the certificates of merger, attached hereto as Exhibits A and B, on behalf of each of GAMECO and JEI (collectively "Certificates").
                                             ------------

          c. The undersigned shareholders and directors, by their signatures hereon, do herewith authorize Jeffrey P. Jacobs, as a director and president of both GAMECO and JEI, to execute such additional documents and instruments as may be necessary, in his sole discretion, to implement and carry out the merger contemplated by this Agreement and to do and take all such other actions as may be necessary to carry out the other terms and conditions of this Agreement.

          d. The undersigned shareholders and directors agree that any third party may rely upon the representations contained in this Section 6 without further action of either GAMECO or JEI and that the power and authority granted herein shall remain in full force and effect notwithstanding the death or incapacitation of any signatory hereto.

          e. The undersigned do herewith waive any requirements of notice and a meeting prior to the effectiveness of the merger contemplated herein.

          f. The "Effective Date", as used in this Agreement, shall be the __ day of February, 2002.

          g. Upon or following the Effective Date, as shall be appropriate in his sole judgment, Jeffrey P. Jacobs shall cause the Certificates to be duly executed and filed with the appropriate state officials.

          h. The directors of each of GAMECO and JEI may abandon this Agreement prior to the Effective Date, in writing, without the approval of the undersigned shareholders.

     6.   CONSENT TO SERVICE AND IRREVOCABLE APPOINTMENT OF STATUTORY AGENT:
          GAMECO herewith consents to be sued and served with process in the State of Ohio. Further, subject to Section 8 below, GAMECO does herewith irrevocably appoint the Secretary of State for the State of Ohio as its agent to accept service of process in any proceeding in the State of Ohio if: (a) the agent appointed pursuant to Section 8 below cannot be found; (b) GAMECO fails to designate another agent when required to do so; or (c) GAMECO's license or registration to do business in Ohio expires or is canceled.

                        Exchange Agreement Page 12 of 19

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     7.   APPLICATION OF GAMECO TO TRANSACT BUSINESS WITHIN THE STATE OF OHIO:
          On the Effective Date, GAMECO shall, as part of its merger certificate, make application to conduct business as a foreign corporation within the State of Ohio. GAMECO does herewith appoint:

                           HL Statutory Agent, Inc.
                           3300 BP Tower
                           200 Public Square
                           Cleveland, Ohio 44114

          to serve as its statutory agent for the service of any process, notice or demand within the State of Ohio.

     8. ADDRESS OF SURVIVING CORPORATION: The address, in the State of Delaware, of GAMECO following the Effective Date shall be:

                           GAMECO, INC.,
                           The Corporation Trust Center
                           1209 Orange Street
                           Wilmington, Delaware 19801

          and GAMECO's statutory agent at such location shall be:

                           The Corporation Trust Company.

     9.   MISCELLANEOUS:

          a. Amendments; Waiver: This Agreement may not be modified or amended except by written instrument executed by all parties. No waiver of any provision or condition hereof shall be effective unless evidenced by an instrument, in writing, duly executed by the party granting such waiver. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

          b. Binding Effect: This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives, executors, administrators, successors and assigns. Anything herein to the contrary notwithstanding, the parties hereto acknowledge that the foregoing is intended to be for the benefit of the parties and their respective heirs, personal representatives, executors, administrators, successors and assigns, and except for the foregoing, no third party shall be entitled to any rights, benefits or privileges with respect hereto.

          c. Heading: The headings used herein are for convenience of reference only and do not form a part hereof and do not in any manner modify, interpret or set forth the intentions of the parties.

                        Exchange Agreement Page 13 of 19

          d. Exhibits: The exhibits attached to and referenced in this Agreement are a part of this Agreement as if fully rewritten herein.

          e. Entire Agreement: This Agreement and the Exhibits attached hereto contain the entire agreement between the parties with respect to the transactions and merger contemplated herein and supercede all previous written or oral negotiations, commitments or writings.

          f. Counterparts: This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall constitute one and the same original.

          g. Governing Law: This Agreement shall be governed by and construed under the internal laws of the State of Delaware and where applicable the laws of the State of Ohio. In the event of a conflict between the laws of the States of Delaware and Ohio, the laws of the State of Delaware shall be controlling.


IN WITNESS WHEREOF, the parties have caused their authorized representatives to execute this Agreement as of the date first written above.

Witnesses:                                  "GAMECO"

                                            GAMECO, INC., a Delaware corporation


________________________________            By:_______________________________
Printed Name:___________________            Jeffrey P. Jacobs, President

________________________________
Printed Name:___________________


                                            As to Sections 4, 5 and 6:

                                            by its directors:


________________________________            __________________________________
Printed Name:___________________            Jeffrey P. Jacobs, Director

________________________________
Printed Name:___________________


                        Exchange Agreement Page 14 of 19
                                            and:


________________________________            __________________________________
Printed Name:___________________            Richard E. Jacobs, Director

________________________________
Printed Name:___________________

                                            and by its shareholders:


________________________________            __________________________________
Printed Name:___________________            Jeffrey P. Jacobs

________________________________
Printed Name:___________________
                                            The Richard E. Jacobs Revocable
                                            Living Trust, dated April 23, 1987


________________________________            By:_______________________________
Printed Name:___________________            Richard E. Jacobs, Trustee

________________________________
Printed Name:___________________



                                            "JEI"

                                            Jacobs Entertainment, Inc., an Ohio
                                            corporation

________________________________            By:_______________________________
Printed Name:___________________            Jeffrey P. Jacobs, President

________________________________
Printed Name:___________________


                        Exchange Agreement Page 15 of 19

                                            As to Sections 4, 5 and 6:


                                            by its sole director:


________________________________            __________________________________
Printed Name:___________________            Jeffrey P. Jacobs, Director

________________________________
Printed Name:___________________


                                            and by its shareholder:


________________________________            __________________________________
Printed Name:___________________            Jeffrey P. Jacobs

STATE OF ______________    )
                           ) ss.
COUNTY OF____________      )

          BEFORE ME a notary public in and for the aforesaid County and State, did personally appear JEFFREY P. JACOBS, who did execute the foregoing Agreement and Plan of Merger for himself individually, and as: (i) the President, Director and a shareholder of Gameco, Inc., a Delaware corporation; and (ii) the President, Director and shareholder of Jacobs Entertainment, Inc., an Ohio corporation, and did acknowledge that such act was his free act and deed, individually, and as such President, Director and shareholder of each of Gameco, Inc. and Jacobs Entertainment, Inc.

          In witness whereof, I have hereunto subscribed my name this __ day of February, 2002, at the City of _________________, State of ____________________.


                                            ____________________________________
                                            Notary Public

STATE OF ______________    )
                           ) ss.
COUNTY OF____________      )


                        Exchange Agreement Page 16 of 19

     BEFORE ME a notary public in and for the aforesaid County and State, did personally appear RICHARD E. JACOBS, who did execute the foregoing Agreement and Plan of Merger for himself as Trustee of the Richard E. Jacobs Revocable Living Trust, dated April 23, 1987, and individually, and did acknowledge that such act was his free act and deed, individually, and as such Trustee.

     In witness whereof, I have hereunto subscribed my name this __ day of February, 2002, at the City of _________________, State of ____________________.


                                            ___________________________________
                                             Notary Public

                        Exchange Agreement Page 17 of 19

                                    EXHIBIT A
                       [Certificate of Merger - Delaware]

                       CERTIFICATE OF OWNERSHIP AND MERGER
        [Pursuant to Section 252 of the Delaware General Corporation Law]

 GAMECO, INC., a Delaware corporation (the "Corporation"), does hereby certify:

FIRST: That the Corporation was incorporated and duly organized pursuant to the General Corporation Law of the State of Delaware.

SECOND: That Jacobs Entertainment, Inc. ("JEI") was incorporated and duly organized pursuant to the Revised Code of the State of Ohio.

THIRD: That the Corporation shall be the surviving corporation and that its duly registered name is: GAMECO, INC.

FOURTH: That an Agreement and Plan of Merger (the "Agreement") has been approved, adopted, certified, executed and acknowledged by each of the Corporation and JEI in accordance with Section 252 of the General Corporation Law of the State of Delaware.

FIFTH: That the Agreement is on file at the offices of the Corporation, within the State of Delaware and located at: The Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801.

SIXTH: That a copy of the Agreement will be furnished by the Corporation upon request by and without cost to any stockholder of JEI.

SEVENTH: That prior to the effective date of the merger, as defined in the Agreement, the authorized capital stock of JEI was EIGHT HUNDRED FIFTY (850) shares of common stock each being without par value.

IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized president, this __ day of February, 2002.


                                                    GAMECO, INC.,
                                                    a Delaware corporation

                                                    By:_________________________
                                                    Jeffrey P. Jacobs, President

                        Exchange Agreement Page 18 of 19

                                    EXHIBIT B

                         [Certificate of Merger - Ohio


                        Exchange Agreement Page 19 of 19